SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2009

ADEONA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3930 Varsity Drive, Ann Arbor, Michigan 48108
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement

As previously disclosed in the Form 8-K filed June 4, 2009, on May 30, 2009 Adeona Pharmaceuticals, Inc. entered into a limited liability company purchase agreement with Narayan Torke to acquire all of the outstanding membership interests in Hartlab LLC, an Illinois limited liability company and CLIA-certified clinical laboratory (the “Purchase Agreement”).

By an Amendment dated as of June 30, 2009, Adeona and Narayan Torke agreed to extend the closing date of the transaction from June 30, 2009 to July 10, 2009 (the “Amendment”).  A copy of the Amendment is attached hereto as Exhibit 10.1.

On July 9, 2009, Adeona and Narayan Torke entered into a second amendment to limited liability purchase agreement (the “Second Amendment”) and consummated the acquisition contemplated by the Purchase Agreement as amended.

Adeona paid approximately $201,000 in cash and issued 50,000 unregistered shares of Adeona common stock in exchange for all of the issued and outstanding membership interests of HartLab.  $14,000 of the cash purchase price was paid initially upon signing of the Purchase Agreement in May, 2009 and the remainder of approximately $187,000 was paid at closing. In addition, Adeona agreed to guarantee and seek to release the seller from the seller’s personal guarantee of the remaining balance of two outstanding clinical equipment leases of HartLab totaling approximately $79,000.  Adeona has placed $79,000 in escrow which will be returned to Adeona within 60 provided the seller is released from his personal guarantee, or in the alternative, after 60 days will be paid to the lessors to pay off such equipment leases. Additionally, Adeona entered into a consulting agreement with Mr. Torke for a period of up to twelve months for a monthly consulting fee of $4,000.  In addition, Mr. Torke will be prohibited from competing with the company for a period of two years after closing.

Other than the transactions contemplated by the Purchase Agreement, as amended, there are no material relationships between Narayan Torke and Adeona or any of its affiliates, officers or directors or any of their respective associates.

The information contained in this Item 1.01 is qualified in its entirety by the limited liability company purchase agreement attached to this Current Report on Form 8-K as Exhibit 10.1, the first amendment to limited liability company purchase agreement attached to this Current Report on Form 8-K as Exhibit 10.2, and the second amendment to limited liability company purchase agreement attached to this Current Report on Form 8-K as Exhibit 10.3, the Consulting Agreement attached to this Current Report on Form 8-K as Exhibit 10.4, the Escrow Agreement attached to this Current Report on Form 8-K as Exhibit 10.5 and incorporated herein by this reference.

A copy of Adeona’s press release regarding consummation of the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 3.02                      Unregistered Sale of Equity Securities

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 8.01                      Other Events.

On July 16, 2009 Adeona announced that it presented results of a 90 subject prospective, blinded, observational clinical study to evaluate copper and zinc status in Alzheimer’s disease, Parkinson ’s disease and  normal subjects at the 2009 International Conference on Alzheimer’s Disease (ICAD) in Vienna, Austria.  A copy of Adeona’s press release announcing the presented results is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Item 9.01.                      Financial Statements and Exhibits

(a)           Financial Statements.  The financial statements of Hart Lab LLC will be filed within 71 days of July 16, 2009

(d)           Exhibits.  The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Limited Liability Company Purchase Agreement dated April 10, 2009 between Adeona Pharmaceuticals, Inc. and Narayan Torke*

10.2	First Amendment to Limited Liability Company Purchase Agreement dated June 30, 2009 among Adeona Pharmaceuticals, Inc. and Narayan Torke

10.3	Second Amendment to Limited Liability Company Purchase Agreement dated July 9, 2009 among Adeona Pharmaceuticals, Inc. and Narayan Torke

10.4	Consulting Agreement dated July 9, 2009 between Adeona Pharmaceuticals, Inc.and Nayaran Torke

10.5	Escrow Agreement dated July 9, 2009 among Adeona Pharmaceuticals, Inc., Nayaran Torke, Hart Lab LLC, and Russel G. Winick & Associates, P.C., as escrow agent

99.1	Press release regarding completion of acquisition of all of the membership interest in Hart Lab LLC

99.2	Press release announcing presentation of results of observational study

* Incorporated by reference to the Registrant’s Form 8-K filed on June 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEONA PHARMACEUTICALS, INC.

Date: July 16, 2009	By: /s/ Steve H. Kanzer
Name: Steve H. Kanzer, CPA JD
Its: Chairman